Exhibitæ10.4
No. C-06-09-30
Cooperation Agreement

Party A: Shaanxi Jialong Hi-Tech Industrial Co., Ltd

Party B: Shaanxi Shengtang Chuangyi Advertising & Consulting Co., Ltd

According to the Contract Law of the People’s Republic of China, and on the principal of integrity operation and mutual beneficial, this agreement on the digital information kiosk is constituted through Party A and Party B’s friendly negotiation.

Clause One. Entity Qualifications of the Parties
Party A: Shaanxi Jialong High-tech Industrial Inc., registered in Sub-No. 6 South Section of Taibai Road, Xi’an City, Shaanxi Province by legal representative Zhang Jianjun, owning the Corporation Business License number with 6100001011146 issued by Shaanxi Industrial and Commercials Administrative Bureau, is a lawfully established enterprise.
Party B: Shaanxi Shengtang Chuangyi Advertising & Consulting Co., Ltd, registered in Block L 21st Floor Millennium Star Mansion No. 88 Western Part of 2nd South Ring Road Xi’an City, Shaanxi Province by legal representative Jia Tao, owning the Corporation Business License number with 6100002072096 issued by Shaanxi Industrial and Commercials Administrative Bureau, is a lawfully established enterprise.

Clause Two: Cooperation Object and Mode:
1. Cooperation Object: Party B shall be responsible for carrying out market exploration in the cooperation area; and Party A shall decide the concrete location of the digital information kiosk. Party B has the right to use the partial space of the kiosk to run other business, like sales of newspapers, magazines and public telephone service; and Party A shall install downloading machines in the certain space of the kiosk and run relevant business.
2. Cooperation Mode: The deposit of each digital information kiosk is RMB40,000.00Yuan, and then the deposits of 300 sets kiosks shall be RMB12,000,000.00Yuan( In words: Twelve Million Yuan only). Party A and Party B shall bear 50% of the deposits respectively. Party A shall pay for the rental of kiosks to Party B to assure the normal operation of the downloading machines in the kiosks

Clause Three: Cooperation Area
Northwest Region of P.R. China (Shaanxi, Ningxia, Gansu, Qinghai and Xinjiang Uygur Autonomous Region)
Cooperation Period: 5 Years (Commencing from September 30th, 2006 to September 29th, 2011)

Clause Four: Obligations and Rights of Each Party
1. Party A’s Obligation and Rights
1.1 Party A has the right to decide the installment location of kiosks, and Party B shall not propose any objections;
1.2 Party A has the right to carry out advertising propaganda relying on the kiosks but with the limitation on Party A’s own business;
1.3 If Party B’s advertising propaganda business has some influence on Party A’s operation and whole advertising propaganda, Party A has the right to require Party B to change or withdraw it;
1.4 Party A’s operation and propaganda activity shall not influence Party B’s normal operation;
1.5 Party A shall not forbid Party B’s advertising business on the condition that it would not influence Party A’s advertising business.
1.6 Party A shall not use the kiosk to run other illegal business.
1.7 Party A shall pay fees to Party B according to the contract terms.
1.8 Party A shall be responsible for installing the downloading machine and shall not influence Party B’s operation.
2. Party B’s Obligation and Rights:
2.1Party B has the right to decide its business scope and use the partial space of the kiosk to run advertising business but shall not influence Party A’s operation and advertisement .
2.2Party B has the right to take all expenses covered in the contract.
2.3Party B shall take charge of selecting and installing the kiosk but shall tally with Party A’s requirements;
2.4Party B shall be responsible for any disputes caused by the kiosk (exclusive of Party A’s operation and advertising activity)
2.5 Party B shall bear all electricity bills of the kiosk, and all administration fees and fines (except for Party A’s reason)
2.6 Party B shall guarantee the kiosk’s normal work, especially the downloading machine (except for Party A’s own reasons)
2.7 After the contract expires, if the two parties have no willing to cooperate any more, Party B shall refund all deposit one time to Party A within 5 days before the contract expires
2.8 Party B shall assure to install 300 kiosks prior to October 31st, 2006.

Clause Five: Deposit and Rental Payment
1. Deposit Payment: Party A shall pay for the deposit of 300 sets of kiosks with the total amount of RMB6, 000,000.00Yuan (In Words: Eight Million Yuan only) at the unit price of RMB20, 000.00Yuan per kiosk according to the Item 2 of Clause Two of the contract. Party A shall pay the deposit money with the amount of RMB6, 000,000.00Yuan to Party B ahead of Oct. 31st, 2006.
2. Rental Payment: The rental of each kiosk is RMB500.00Yuan. Party A shall pay for the previous month’s relevant rental before the fifth day of each month to Party B according to the actual rented days.

Clause Six: Responsible of Agreement Breaching
1. If Party ß fails to pay for the deposit and rental to Party B under the contract terms, as per day delay, it shall bear 0.01% of the deposit or 5% of the rental as daily overdue fine.
2. If Party B fails to install the kiosks according to the contract terms, as per day delay, it shall pay 0.01% of the deposit as liquidated damages.
3. If the kiosks can not normally work caused by Party B or its contract beaching activity, Party B shall bear all losses brought to Party A.

Clause Seven: Disputes Settlement
Any disputes occurred in the course of performing this agreement, shall be solved through two parties’ negotiation; if fails to do so, it shall be governed by the local court with the location of the signed place.

Claus Eight: Miscellaneous:
This agreement shall be signed in Xi’an City, Shaanxi Province.
Any uncovered matters shall be solved through a supplementary agreement signed by the two parties. The supplementary agreement shall enjoy the same legal force with this agreement.
This agreement is made in duplicate; and each party holds one.
This agreement shall be come into force since the signed date.

Party A(Seal and Signature):	Party B(Seal and Signature):

Legal Representative (Signature):	Legal Representative (Signature):

Zhang Jianjun	Jia Tao

September 30th, 2006